UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2006 (April 10, 2006)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 10, 2006, Anthony M. DaDante and Corrections Corporation of America (the “Company”) entered into a separation agreement (the “Separation Agreement”) establishing the terms of Mr. DaDante’s resignation, effective April 30, 2006, from his position as Executive Vice President and Chief People Officer of the Company. The Separation Agreement provides for the termination of Mr. DaDante’s employment agreement with the Company other than certain provisions of the employment agreement relating to non-competition, non-solicitation, confidentiality, non-disclosure and indemnification. Pursuant to the terms of the Separation Agreement, the Company will pay Mr. DaDante a cash severance payment equal to his annual base salary, or $245,000. The cash severance payment is payable on the same terms and with the same frequency as Mr. DaDante’s base salary was paid prior to April 30, 2006 until March 14, 2007, whereupon the remainder of the cash severance payment will be paid in a lump sum payment. As consideration for the cash severance payment, Mr. DaDante has agreed for a period of one year to assist the Company on an as-requested basis as an independent contractor with respect to human-resources related programs of the Company, to release the Company from any claims he may have arising out of his employment with the Company and that the non-competition, non-solicitation, confidentiality and non-disclosure covenants contained in his terminated employment agreement will continue to apply in accordance with their terms. Except as to benefits the continuation of which are required by law, Mr. DaDante will not be eligible to participate in or receive any benefits available to Company employees following the effective date of his resignation and, pursuant to the terms of the applicable award agreements, any unvested stock options and restricted shares held by Mr. DaDante as of April 30, 2006 will be forfeited and canceled, as applicable.
     The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1. The terms of Mr. DaDante’s employment agreement are described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 22, 2005. Such description is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated as of April 10, 2006, with Anthony M. DaDante.*

10.2
Employment Agreement, dated as of June 20, 2005, with Anthony M. DaDante (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File no. 001—16109), filed with the Securities and Exchange Commission on June 22, 2005 and incorporated herein by this reference).

* Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 10, 2006	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Irving E. Lingo, Jr.
Irving E. Lingo, Jr.
Executive Vice President and Chief Financial Officer